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                                                                     EXHIBIT 3.1


                             CERTIFICATE OF INCORPORATION

                                          OF

                                SOFTWARE BEN-TOV, INC.

                   UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

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               The undersigned, of the age of over eighteen years, for the purpose of forming a corporation pursuant to Section 401 of the Business Corporation Law of New York, does hereby certify:

               FIRST: The name of the corporation is SOFTWARE BEN-TOV, INC.
               SECOND: The purpose or purposes for which the corporation is formed are as follows:
                      (a) To engage in research and development, distribution, or rental of any product, machine, apparatus, appliance, merchandise and property of every kind and description, ideas, systems, procedures and services of any nature, including, without limiting the generality of the foregoing, all types of produces which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment, optical scanning, analog and digital computers, components, all types of electrical, mechanical, electromechanical and electronic products and systems such as for analysis of visible, radar, sonar or other inputs, voice recognition and identification of voice elements, and magnetic storage and drums.

                      (b) To such extent as a corporation organized under the Business Corporation Law of New York may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and, in general, to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the Business Corporation Law of New York or under any act amendatory thereof, supplemental thereto or substituted therefor.

               THIRD: The office of the corporation is to be located in the City of New York, County of New York and State of New York.
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                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares of common stock, all of which are without par value.

               FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Krass, Keschner & Lund, P.C., 280 Park Avenue, New York, New York 10017.

               IN WITNESS WHEREOF, I have signed this certificate and affirm that the statements contained therein are true under penalty of perjury this 28 day of January, 1983.



                                            /s/ Stephen J. Krass
                                            -----------------------------------
                                            Stephen J. Krass
                                            280 Park Avenue
                                            New York, New York  10017
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                               CERTIFICATE OF AMENDMENT

                                        OF THE

                             CERTIFICATE OF INCORPORATION

                                          OF

                                SOFTWARE BEN-TOV, INC.

                   UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

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               The undersigned, being the sole incorporator of Software Ben-Tov,
Inc., does hereby certify and set forth:
               FIRST: The name of the corporation is Software Ben-Tov, Inc.
               SECOND: The certificate of incorporation of Software Ben-Tov, Inc. was filed by the Department of State on February 16, 1983.
               THIRD: The certificate of incorporation of Software Ben-Tov, Inc. is hereby amended to effect a change in the corporate name pursuant to Section 801(b)(1) of the Business Corporation Law.
               FOURTH: Article First of the certificate of incorporation is hereby amended as follows:
                             "FIRST:The name of the corporation is THE A
                                    CONSULTING TEAM, INC.
               FIFTH: There are no officers or directors of the corporation.
               SIXTH: There are no shareholders of record and there are no subscribers for shares whose subscriptions have been accepted.
               IN WITNESS WHEREOF, the undersigned has signed this certificate and affirms that the statements contained therein are true under penalty of perjury this 21 day of April, 1983.



                                            /s/ Stephen J. Krass
                                            STEPHEN J. KRASS, Sole Incorporator